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                                                                    Exhibit 10.9


                               SEVERANCE AGREEMENT

     This Agreement is dated as of May 1, 1996 by and between Applied Extrusion Technologies, Inc., a Delaware corporation (the "Company"), and Anthony J. Allott, an individual residing at 18 Washington Street, Marblehead, Massachusetts, 01945 ("Employee").

     For and in consideration of the mutual promises, terms, provisions and conditions contained in this Agreement, the Company and Employee hereby agree as follows:

     1. TERMINATION AND TERMINATION BENEFITS. In the event that Employee's employment with the Company is terminated by the Company at any time, the following provisions shall apply with respect to such termination:

        (A) TERMINATION BY THE COMPANY FOR CAUSE. In the event that the Company terminates Employee's employment hereunder for cause, the Company shall have no further obligation to Employee other than for base salary earned up to the date of termination. Any such termination for cause shall be given by written notice to Employee setting forth in reasonable detail the nature of such cause. As used herein, the term "cause" shall mean:

        (i) Employee's willful and material failure to perform (except by reason of disability or death), or willful and material negligence in the performance of, his duties and responsibilities;

        (ii) other material breach by Employee of any provision of this Agreement; or

        (iii) other conduct by Employee that is materially harmful to the business or interests of the Company;

as determined by the Company in its reasonable judgment.

        (B) TERMINATION BY THE COMPANY OTHER THAN FOR CAUSE. In the event that the Company terminates Employee's employment hereunder at any time other than for cause, (i) the Company shall continue to pay Employee his base salary at the rate in effect at the date of termination, payable at such times and in such amounts as Employee would have received if his employment hereunder had not been terminated, until the earliest of (a) the date on which Employee commences other comparable full-time employment, and (b) one year from the date of termination; and (ii) Employee may, subject to applicable employee contribution, continue participation in the Company's group medical and dental insurance plans. Employee agrees to use his best reasonable efforts to find other comparable full-time employment as referenced in the preceding sentence.

     2. EFFECT OF TERMINATION. Payment by the Company of any amount that it may be required to pay Employee pursuant to Section 1 upon termination of his employment hereunder shall constitute the entire obligation of the Company to Employee, and performance by the Company shall constitute full settlement of any claim that Employee might otherwise assert against the Company or any director, officer or employee of the Company as a result of or in connection with such

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termination. The provisions of Sections 2, 3, and 4 of this Agreement shall survive termination.

     3. NONDISCLOSURE AND NONUSE OF CONFIDENTIAL INFORMATION. Employee shall not disclose to any other person (except as required by applicable law or in connection with the performance of his duties and responsibilities hereunder), or use for his own benefit or gain, any Confidential Information (as defined below) relating to the business conducted or proposed to be conducted by the Company. Employee understands that this restriction shall continue to apply after Employee's employment terminates, regardless of the reason for such termination. "Confidential Information" includes, without limitation, information relating to (i) the development, research, testing, manufacturing, marketing and financial activities of the Company, (ii) the products manufactured, sold or distributed by the Company, (iii) the costs, sources of supply and strategic plans of the Company, (iv) the identity and special needs of the customers of the Company, and (v) people and organizations with whom the Company has business relationships and the existence or nature of those relationships. Confidential Information also includes comparable information that the Company may receive or has received belonging to customers or others who do business with the Company.

     4. RESTRICTED ACTIVITIES. Employee agrees that some restrictions on his activities during and after his employment with the Company are necessary to protect the goodwill, Confidential Information and other legitimate business interests of the Company. In recognition thereof, while he is employed by the Company and for a period of one year immediately following termination of his employment with the Company (the "Restricted Period"), Employee shall not (i) directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with the Company, or (ii) solicit any individual who is or has been within the prior six months employed by the Company to leave the employment of the Company or to become associated, whether as an owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, with any individual or entity selling products which compete with the products sold by the Company. Specifically, but without limiting the foregoing, Employee agrees not to engage in any manner in any activity that is directly or indirectly competitive or potentially competitive with the business of the Company as conducted at any time during his employment by the Company. The foregoing restrictions shall not prevent Employee from owning 5% or less of the equity securities of any publicly traded company or from accepting employment from or providing consulting services to any person who does not compete with the Company.

     IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized officer, and by Employee, as of the date first above written.

EMPLOYEE:                                   APPLIED EXTRUSION TECHNOLOGIES, INC.

/s/ Anthony J. Allott                       By: /s/ Thomas E. Williams
---------------------                           --------------------------------
Anthony J.  Allott                              Thomas E.  Williams,
                                                President and Chief Executive
                                                Officer


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